PHOENIX AMERICAN FINANCIAL SERVICES, INC. A Phoenix American Company

2401 Kerner Boulevard San Rafael, California 94901-5529 (415) 485-4500

December 13, 2013

To: VII Peaks Capital LLC

Re: VII Peaks Co-Optivist Income BDC II, Inc proxy vote

The voting period for this proxy vote has ended. We can certify the following totals for the vote:

For – 1,686,674.5106 (59.27 % of possible votes)
Against – 2,000.0000 (0.07 % of possible votes)
Abstain – 16,019.7044 (0.56 % of possible votes)

As of 10.16.13 there were a total of 2,845,618.1428 outstanding units available to vote. Attached are the individual voting results for this proxy vote. Please let us know if you have any questions.

Sincerely,

Jeff Iverson

Assistant Vice President of Operations

Phoenix American Financial Services